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AMNEAL NAMES DAVID A. BUCHEN SENIOR VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY

BRIDGEWATER, N.J., January 4, 2019 /PRNewswire/ -- Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) today announced that it has appointed David A. Buchen to the newly expanded role of Senior Vice President, Chief Legal Officer and Corporate Secretary, reporting to President and Chief Executive Officer Robert Stewart. Mr. Buchen will be responsible for leading Amneal’s global legal, Intellectual Property (IP) and corporate compliance functions, as well as aligning the company’s corporate legal strategies to drive Amneal’s continued growth.

Mr. Buchen brings more than 25 years of experience in the pharmaceutical industry, with notable expertise driving corporate value creation through world-class legal strategies supporting corporate securities, IP, anti-trust, employment, litigation and Mergers & Acquisitions (M&A).

“David is an exceptional legal talent and we are thrilled to have him on board to lead Amneal’s global legal team,” said President and Chief Executive Officer Robert Stewart. “David’s extensive experience will be especially valuable as we continue to execute on our strategy to drive growth through a combination of internal development, innovative transactions and strategic M&A.”

Most recently, Mr. Buchen served as a consultant to the pharmaceutical industry, providing counsel to various global and U.S. manufacturing, marketing and distribution companies. Prior to establishing his consultancy, he held several executive leadership roles, including serving as
EVP – Commercial, North American Generics and International as well as 12 years as Chief Legal Officer and Corporate Secretary supporting Watson Pharmaceuticals’ growth and transformation from a US-focused $500 million generic pharmaceutical company to a $16 billion global specialty leader rebranded as Actavis, plc.

Mr. Buchen holds a Bachelor of Arts degree from the University of California at Berkeley and a Juris Doctor degree from the George Washington University Law School. He has been recognized by the National Law Journal as one of the Top 50 General Counsels in the U.S.

To ensure a smooth leadership transition, Amneal’s Senior Vice President, General Counsel, Sheldon Hirt, will remain on board through January 2019 before leaving the company to pursue other opportunities.

Stewart continued, “I want to thank Sheldon for his contributions since joining Amneal in 2016. Under his leadership, the legal team has successfully guided Amneal through the Impax and Gemini combinations and subsequent integration and restructuring, as well as various product launches and third-party transactions. We wish Sheldon well in his future endeavors.”

About Amneal
Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is an integrated pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has approximately 6,500 employees in its operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal is one of the largest and fastest growing generic pharmaceutical manufacturers in the United States, with an expanding portfolio of generic products to include complex dosage forms in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty Pharma division focused principally on central nervous system disorders and parasitic infections. For more information, visit www.amneal.com.

Safe Harbor Statement
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: the impact of global economic conditions; our ability to integrate the operations of Amneal Pharmaceuticals LLC and

Impax Laboratories, LLC pursuant to the business combination completed on May 4, 2018, and our ability to realize the anticipated synergies and other benefits of the combination; our ability to successfully develop and commercialize new products; our ability to obtain exclusive marketing rights for our products and to introduce products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to manage our growth; the illegal distribution and sale by third parties of counterfeit versions of our products or of stolen products; market perceptions of us and the safety and quality of our products; our dependence on the sales of a limited number of products for a substantial portion of our total revenues; our ability to develop, license or acquire and introduce new products on a timely basis; the ability of our approved products to achieve expected levels of market acceptance; the risk that we may discontinue the manufacture and distribution of certain existing products; the impact of manufacturing or quality control problems; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including United States federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to FDA product approval requirements; risks related to federal regulation of arrangements between manufacturers of branded and generic products; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our dependence on a few locations that produce a majority of our products; relationships with our major customers; the continuing trend of consolidation of certain customer groups; our reliance on certain licenses to proprietary technologies from time to time; our dependence on third party suppliers and distributors for raw materials for our products and certain finished goods; the time necessary to develop generic and branded drug products; our dependence on third parties for testing required for regulatory approval of our products; our dependence on third party agreements for a portion of our product offerings; our ability to make acquisitions of or investments in complementary businesses and products on advantageous terms; regulatory oversight related to our international operations; our increased exposure to tax liabilities due to our international operations and the impact of recent U.S. tax legislation; payments required by our Tax Receivable Agreement; our involvement in various legal proceedings, including those brought by third parties alleging infringement of their intellectual property rights; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; the significant amount of resources we expend on research and development; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; risks inherent in conducting clinical trials; our reporting and payment obligations under the Medicaid rebate program and other government purchase and rebate programs; quarterly fluctuations in our operating results; adjustments to our reserves based on price adjustments and sales allowances; investigations and litigation concerning the calculation of average wholesale prices;

the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by a group of stockholders. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Quarterly Report on Form
10-Q and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

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